Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated June 15, 2020, relating to the balance sheet of Therapeutics Acquisition Corp. as of April 30, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from April 15, 2020 (inception) through April 30, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
June 26, 2020